As filed with the Securities and Exchange Commission on August 22, 2014
Registration No. 333-187466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1
ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXYGEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation or organization)

26-2593535
 (I.R.S. Employer Identification No.)

One Copley Parkway, Suite 490
Morrisville, NC 27560
(919) 855-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Kelley
Chief Executive Officer
Oxygen Biotherapeutics, Inc.
One Copley Parkway, Suite 490
Morrisville, NC 27560
 (919) 855-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Margaret N. Rosenfeld, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Wells Fargo Capital Center, Suite 2300
150 Fayetteville Street
Raleigh, NC 27602
(919) 821-1220

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note

On March 22, 2013, Oxygen Biotherapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-187466) (as amended and supplemented, the “Initial Registration Statement”) pursuant to which the Company registered the offer and sale of up to (i) 5,369 shares of Series C 8% Convertible Preferred Stock (the “Series C Stock”), (ii) warrants to purchase up to 2,753,348 shares of common stock (the “Warrants”), (iii) 2,753,348 shares of common stock underlying the Series C Stock and (iv) 2,753,348 shares of common stock issuable upon exercise of the Warrants. The Initial Registration Statement was declared effective by the SEC on July 19, 2013.

The Company is filing this post-effective amendment no. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) for the following purposes: (i) to update its financial and other disclosures to, among other things, include its audited financial statements for the fiscal year ended April 30, 2014; and (ii) to convert the Initial Registration Statement to a registration statement on Form S-3, relating solely to the 240,523 shares of common stock registered pursuant to the Initial Registration Statement that are issuable upon exercise of the Warrants that remain outstanding as of the date of the filing of this Post-Effective Amendment. The securities for which the Company is maintaining registration pursuant to this Post-Effective Amendment takes into account the Company’s prior issuance of a total of (i) 5,369 shares of Series C Stock, (ii) Warrants to purchase up to 2,753,348 shares of common stock, (iii) 2,753,348 shares of common stock underlying the Series C Stock and (iv) 2,512,825 shares of common stock upon exercise of certain of the Warrants, all of which were registered pursuant to the Initial Registration Statement.

All filing fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid by the registrant in connection with the filing of the Initial Registration Statement on March 22, 2013. This Post-Effective Amendment is being filed in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 22, 2014

PROSPECTUS

240,523 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance of up to 240,523 shares of our common stock upon the exercise of outstanding warrants (the “Warrants”), all of which were issued by us as part of an offering that closed on July 23, 2013 and all of which were included in our registration statement on Form S-1 (File No. 333-187466) declared effective on July 19, 2013. Each Warrant has an exercise price of $2.60 per share, is currently exercisable, and expires on July 23, 2019.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “OXBT”. The last reported sale price of our common stock on The NASDAQ Capital Market on August 21, 2014 was $4.16 per share.

The shares registered hereby may be sold or otherwise disposed of from time to time upon the exercise of the Warrants. We may receive proceeds in connection with the cash exercise of the Warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 22, 2014

Prospectus

ABOUT THIS PROSPECTUS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
SUMMARY	2
RISK FACTORS	5
USE OF PROCEEDS	6
DILUTION	6
DESCRIPTION OF SECURITIES	7
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND MORE INFORMATION	8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	8
LEGAL MATTERS	9
EXPERTS	9

i

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “we,” “us,” and “our” and similar terms refer to Oxygen Biotherapeutics, Inc. References to our “common stock” refer to the common stock, par value $.0001 per share, of Oxygen Biotherapeutics, Inc.

You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” If there is any inconsistency between the information in this prospectus and the documents incorporated by referenced herein, you should rely on the information in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide information different from that contained in this prospectus and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the dates on the cover page, regardless of time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements.  These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements.  Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” beginning on page 5 of this prospectus, in our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus, before making an investment decision. See the Risk Factors section of this prospectus on page 5 for a discussion of the risks involved in investing in our securities.

Oxygen Biotherapeutics, Inc.

Company Overview

We are a specialty pharmaceutical company focused on developing and commercializing a portfolio of products for the critical care market. On November 13, 2013, through our wholly owned subsidiary, Life Newco, Inc., or Life Newco, we acquired a license granting Life Newco an exclusive, sublicenseable right in the United States and Canada to develop and commercialize pharmaceutical products containing levosimendan, 2.5 mg/ml concentrate for solution for infusion / 5ml vial, for use in the reduction of morbidity and mortality in cardiac surgery patients at risk for developing Low Cardiac Output Syndrome, or LCOS. We initiated a Phase 3 trial with levosimendan in that indication during the third quarter of calendar year 2014.

We are also developing Oxycyte®, a systemic perfluorocarbon, or PFC, product we believe is a safe and effective oxygen carrier for use in situations of acute ischemia. Oxycyte has been successful in two clinical trials and is currently being evaluated in a Phase II-b clinical trial for the treatment of traumatic brain injury, or TBI.

Strategy

Our principal business objective is to discover, develop, and commercialize novel therapeutic products for disease indications that represent significant areas of clinical need and commercial opportunity. The key elements of our business strategy are outlined below.

●	Efficiently conduct clinical development to establish clinical proof of concept with our lead product candidates;

●	Efficiently explore new high-potential therapeutic applications, leveraging third-party research collaborations and our results from related areas;

●	Continue to expand our intellectual property portfolio; and

●	Enter into licensing or product co-development arrangements in certain areas, while out-licensing opportunities in non-core areas.

We believe that this strategy will allow us to develop a portfolio of high quality product development opportunities, enhance our clinical development and commercialization capabilities, and increase our ability to generate value from our proprietary technologies.

Opportunities and Trends

We recently initiated the phase 3 trial for levosimendan. Duke University’s Duke Clinical Research Institute, or DCRI, has been selected to conduct the Phase 3 trial. DCRI is the world’s largest academic clinical research organization, with substantial experience in conducting cardiac surgery trials. DCRI will serve as the coordinating center and Drs. John H. Alexander and Rajendra Mehta as lead investigators for the Phase 3 trial.

The Phase 3 trial will be conducted in approximately 50 major cardiac surgery centers in North America.  The trial will enroll patients undergoing coronary artery bypass graph and/or mitral valve surgery who are at risk for developing LCOS.  The trial is expected to be a double blind, randomized, placebo controlled study seeking to enroll 760 patients.  It is expected that enrollment will begin in the third quarter of calendar year 2014, and will take approximately 18 months to complete. The protocol of the Phase 3 trial has been submitted to ClinicalTrials.gov.

We continue to execute on our strategic plan, which includes continuing our Phase II-B clinical trials for STOP-TBI (Safety and Tolerability of Oxycyte in Patients with Severe non-Penetrating Traumatic Brain Injury); supporting our collaborations to gather proof-of-concept data for additional therapeutic areas with unmet medical needs; and continuing our business development efforts to expand our product portfolio. We also continue to progress Oxycyte through the regulatory approval process by conducting a comprehensive group of preclinical studies to confirm the safety profile of our product.  These studies are particularly focused on platelet activity and immunocompetence. We believe these actions position us well to drive future growth and create stockholder value.

As we focus on the development of our existing products and product candidates, we also continue to position ourselves to execute upon licensing and other partnering opportunities. In order to do so, we will need to continue to maintain our strategic direction, manage and deploy our available cash efficiently and strengthen our collaborative research development and partner relationships.

During fiscal year 2015 we are focused on the following four key initiatives:

●	Conducting well-designed studies early in the clinical development process to establish a robust foundation for subsequent development, partnership and expansion into complementary areas;

●	Working with collaborators and partners to accelerate product development, reduce our development costs, and broaden our commercialization capabilities;

●	Gaining regulatory approval for the continued development and commercialization of our products in the United States; and

●	Developing new intellectual property to enable us to file patent applications that cover new applications of our existing technologies and product candidates.

Corporate Information

Our principal executive offices are located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, and our telephone number is (919) 855-2100.  Our Internet address is http://www.oxybiomed.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc.  Effective June 30, 2008, we changed the domiciliary state of the corporation to Delaware and changed the company name to Oxygen Biotherapeutics, Inc.

The Offering

Issuer	Oxygen Biotherapeutics, Inc.

Shares of common stock offered by us	240,523 shares of our common stock issuable upon the exercise of outstanding Warrants

Shares of common stock outstanding before this offering	28,107,264 shares

Shares of common stock outstanding after completion of this offering, assuming the exercise of all of the Warrants whose underlying shares are covered by this prospectus	28,347,787 shares

Use of proceeds
Assuming all the Warrants are exercised for cash, we estimate that the net proceeds to us from this offering will be approximately $625,360. We intend to use the net proceeds received from any cash exercise of the Warrants to further our clinical trials and efforts to obtain regulatory approval of Levosimendan and Oxycyte, develop our product candidates, support manufacturing of Levosimendan and Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions. See “Use of Proceeds.”

Risk Factors
Investing in our securities involves a high degree of risk.  See the “Risk Factors” section of this prospectus on page 5 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

The number of shares of common stock outstanding before and after the offering is based on 28,107,264 shares of common stock outstanding as of August 21, 2014 and excludes:

●	2,553,236 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.41 per share;

●
3,694,407 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $5.71 per share and 12,384 shares of common stock issuable upon the vesting of outstanding restricted stock grants; and

●	121,253 shares of common stock reserved for future grants and awards under our equity incentive plans.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks under the heading “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2014, which information is incorporated by reference in this prospectus, and the additional risks described below and other information in this prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our securities could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus.  For more information, see “Where You Can Find More Information.”

Risks Relating to the Offering

Our use of the offering proceeds may not yield a favorable return on your investment.

We currently intend to use the net proceeds received from any cash exercise of the Warrants to further our clinical trials and efforts to obtain regulatory approval of Levosimendan and Oxycyte, develop our product candidates, support manufacturing of Levosimendan and Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.  Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as result, our stock price could decline.

The offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of April 30, 2014, investors exercising Warrants for shares of common stock will incur immediate dilution. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business. In future years, we will likely need to raise significant additional capital to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resale of any of these shares of common stock due to an increased number of shares available for sale in the market.

In addition, our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Any such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock, and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

USE OF PROCEEDS

Assuming all the Warrants are exercised for cash, we estimate that the net proceeds to us from this offering will be approximately $625,360. We cannot predict when or if the warrants will be exercised for cash, and it is possible that the warrants may expire and never be exercised, as a result, the net proceeds actually received by us may be considerably less than the estimated net proceeds above.

We intend to use any net proceeds from any cash exercise of the Warrants to further our clinical trials and efforts to obtain regulatory approval of Levosimendan and Oxycyte, develop our product candidates, support manufacturing of Levosimendan and Oxycyte, for research and development and for general corporate purposes, including working capital and potential acquisitions.  We currently do not have any arrangements or agreements for any acquisitions.  We cannot precisely estimate the allocation of the net proceeds from any exercise of the Warrants for cash.  Accordingly, in the event the Warrants are exercised for cash, our management will have broad discretion in the application of the net proceeds of such exercises.  Pending the use of net proceeds, we intend to invest the net proceeds of any Warrant for cash exercise in certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

Our net tangible book value as of April 30, 2014 was approximately $48.6 million, or approximately $1.745 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, with this amount divided by the number of shares of common stock outstanding as of April 30, 2014.  After giving effect to the issuance of 240,523 shares of our common stock assuming the cash exercise of all the Warrants, our as adjusted net tangible book value would have been approximately $49.2 million, or $1.753 per share of common stock.  Assuming the completion of this offering, this represents an immediate increase in net tangible book value of $0.008 per share to our existing stockholders and an immediate dilution of $0.847 per share to anyone who purchases shares of common stock upon the cash exercise of Warrants in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share		2.600
Net Tangible book value per share as of April 30, 2014	1.745
Increase per share attributable to the offering	0.008
Adjusted net tangible book value per share as of April 30, 2014 after giving effect to this offering		1.753
Dilution per share to new investors		0.847

The foregoing table is based on 27,858,000 shares of common stock outstanding as of April 30, 2014 and assumes no exercise of warrants or options or issuances of shares of common stock since April 30, 2014.  In addition, the table does not take into effect further dilution to new investors that could occur upon the exercise of the outstanding options and warrants having an exercise price less than the per share offering price to the public in this offering.

In addition, the calculation in the foregoing table does not take into account any of the following:

●	2,762,466 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $4.28 per share;

●
3,647,858 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $5.79 per share and 42,478 shares of common stock issuable upon the vesting of outstanding restricted stock grants;

●	155,408 shares of common stock reserved for future grants and awards under our equity incentive plans; and

●	6,652 shares of common stock issuable upon the conversion of outstanding convertible notes with a weighted average conversion price of $45.10.

DESCRIPTION OF SECURITIES

This section describes the general terms of our capital stock.  The following description is based upon our Certificate of Incorporation, as amended, which we will refer to hereafter as our Certificate of Incorporation, our Bylaws and applicable provisions of law.  We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete.  The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.0001 par value per share.

Description of Common Stock

As of August 21, 2014, there were 28,107,264 shares of our common stock outstanding held of record by 1,359 stockholders.  In addition, there are outstanding notes, options, warrants and rights to acquire up to an additional 6,260,027 shares of common stock.

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the Board of Directors out of funds legally available therefor and to share, ratably, in the net assets, if any, of Oxygen Biotherapeutics upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

The transfer agent for the common stock is Interwest Transfer Company, Salt Lake City, Utah.  Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol OXBT.

Description of Warrants

The material terms and provisions of the Warrants exercisable for the shares of common stock being offered pursuant to this prospectus are summarized below. However, this summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form Warrant filed as an exhibit to the registration statement of which this prospectus is a part.

Each Warrant will entitle the holder to purchase shares of common stock for an exercise price equal to $2.60 per share. Subject to certain limitations as described below, the Warrants were exercisable beginning July 23, 2013 and expire on the sixth anniversary of the initial exercise date. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. In addition, the Warrants will be subject to anti-dilution provisions until such time that for 25 trading days during any 30 consecutive trading days period, the volume weighted average price of our common stock exceeds $6.50 and the daily dollar trading volume exceeds $350,000 per trading day. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants. After the close of business on the expiration date, unexercised Warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants. In addition, as further described in the form of Warrant filed as an exhibit to this registration statement, in the event of any fundamental transaction, the holders of the Warrants will have the right at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction to require us or any successor entity to purchase the Warrants for an amount in cash equal to the value of the unexercised portion of the Warrant using the Black-Scholes Option Pricing Model.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within three business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrant.

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

The shares of common stock underlying the Warrants are being offered directly by us, without an underwriter, and the holders of such Warrants may purchase the shares of common stock directly from us by exercising their outstanding Warrants. Each of the Warrants contains instructions for exercise. In order to exercise any of the Warrants, the holder must deliver to us the notice of exercise, along with payment for the exercise price of the shares of common stock to be purchased. We will then deliver shares of our common stock in the manner described above in the section titled “Description of Securities – Description of Warrants”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov.  Such filings are also available at our website at http://www.oxybiomed.com.  Website materials are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) Our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, filed with the SEC on July 29, 2014; and

(b) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Oxygen Biotherapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.  However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  All requests should be sent to the attention of Nancy Hecox, Vice President of Legal Affairs and General Counsel, Oxygen Biotherapeutics, Inc., ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 or made via telephone at (919) 855-2100.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for Oxygen Biotherapeutics by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended April 30, 2014, filed on July 29, 2014, which is incorporated by reference in this prospectus.  Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

Common Stock

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PROSPECTUS
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August 22, 2014

Part II Information Not Required in the Prospectus

Item 14.   Other Expenses of Issuance and Distribution

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

SEC registration fee	$2,046
Accounting fees and expenses	25,000
Legal fees and expenses	75,000
Printing expenses	10,000
Miscellaneous	$7,954
Total	$120,000

Item 15.   Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation and Bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law. In addition, the Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

The limitations of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.   Exhibits
Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment of the Certificate of Incorporation (2)

3.3	Certificate of Amendment of the Certificate of Incorporation (3)

3.4	Certificate of Designations of Series A Convertible Preferred Stock (4)

3.5	Certificate of Designations of Series B-1 Convertible Preferred Stock (5)

3.6	Certificate of Designations of Series B-2 Convertible Preferred Stock (6)

3.7	Certificate of Designations of Series C 8% Convertible Preferred Stock (7)

3.8	Certificate of Designations of Series D 8% Convertible Preferred Stock (8)

3.9	Certificate of Designations of Series E Convertible Preferred Stock (9)

3.10	Amended and Restated Bylaws (10)

4.1	Specimen Stock Certificate (11)

4.2	Form of Warrant**

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**

23.1	Consent of Independent Registered Accounting Firm*

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.(12)

24.1	Power of Attorney**

(1)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on June 30, 2008, and is incorporated herein by this reference.
(2)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on November 13, 2009, and is incorporated herein by reference.
(3)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on May 15, 2013, and is incorporated herein by this reference.
(4)	This document was filed as Exhibit 3.3 to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on July 25, 2012, and is incorporated herein by this reference.
(5)	This document was filed as Exhibit 3.4 to the registration statement on Form S-1 filed by Oxygen Biotherapeutics with the SEC on March 22, 2013, and is incorporated herein by this reference.
(6)	This document was filed as Exhibit 3.5 to the registration statement on Form S-1 filed by Oxygen Biotherapeutics with the SEC on March 22, 2013, and is incorporated herein by this reference.
(7)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on July 25, 2013, and is incorporated herein by reference.
(8)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on August 26, 2013, and is incorporated herein by reference.
(9)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on October 25, 2013, and is incorporated herein by reference.
(10)	This document was filed as Exhibit 3.1 to the quarterly report on Form 10-Q filed by Oxygen Biotherapeutics with the SEC on December 15, 2011, and is incorporated herein by this reference.
(11)	This document was filed as Exhibit 4.1 to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on July 23, 2010, and is incorporated herein by this reference.
(12)	Contained in Exhibit 5.1.
*	Filed herewith.
**	Previously filed.

Item 17.   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on August 22, 2014.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/ John P. Kelley
John P. Kelley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Kelley	Chief Executive Officer and Director	August 22, 2014
John P. Kelley	(Principal Executive Officer)

/s/ Michael B. Jebsen	Chief Financial Officer	August 22, 2014
Michael B. Jebsen	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman and Director	August 22, 2014
Ronald Blanck, D.O.

*	Director	August 22, 2014
Gregory Pepin

*	Director	August 22, 2014
William Chatfield

*	Director	August 22, 2014
Anthony DiTonno

*	Director	August 22, 2014
Chris Rallis

*	Director	August 22, 2014
Gerald T. Proehl

*By:	/s/ John P. Kelley
John P. Kelley
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment of the Certificate of Incorporation (2)

3.3	Certificate of Amendment of the Certificate of Incorporation (3)

3.4	Certificate of Designations of Series A Convertible Preferred Stock (4)

3.5	Certificate of Designations of Series B-1 Convertible Preferred Stock (5)

3.6	Certificate of Designations of Series B-2 Convertible Preferred Stock (6)

3.7	Certificate of Designations of Series C 8% Convertible Preferred Stock (7)

3.8	Certificate of Designations of Series D 8% Convertible Preferred Stock (8)

3.9	Certificate of Designations of Series E Convertible Preferred Stock (9)

3.10	Amended and Restated Bylaws (10)

4.1	Specimen Stock Certificate (11)

4.2	Form of Warrant**

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**

23.1	Consent of Independent Registered Accounting Firm*

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.(12)

24.1	Power of Attorney**

(1)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on June 30, 2008, and is incorporated herein by this reference.
(2)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on November 13, 2009, and is incorporated herein by reference.
(3)	This document was filed as Exhibit 3.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on May 15, 2013, and is incorporated herein by this reference.
(4)	This document was filed as Exhibit 3.3 to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on July 25, 2012, and is incorporated herein by this reference.
(5)	This document was filed as Exhibit 3.4 to the registration statement on Form S-1 filed by Oxygen Biotherapeutics with the SEC on March 22, 2013, and is incorporated herein by this reference.
(6)	This document was filed as Exhibit 3.5 to the registration statement on Form S-1 filed by Oxygen Biotherapeutics with the SEC on March 22, 2013, and is incorporated herein by this reference.
(7)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on July 25, 2013, and is incorporated herein by reference.
(8)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on August 26, 2013, and is incorporated herein by reference.
(9)	This document was filed as Exhibit 4.1 to the current report on Form 8-K filed by Oxygen Biotherapeutics with the SEC on October 25, 2013, and is incorporated herein by reference.
(10)	This document was filed as Exhibit 3.1 to the quarterly report on Form 10-Q filed by Oxygen Biotherapeutics with the SEC on December 15, 2011, and is incorporated herein by this reference.
(11)	This document was filed as Exhibit 4.1 to the annual report on Form 10-K filed by Oxygen Biotherapeutics with the SEC on July 23, 2010, and is incorporated herein by this reference.
(12)	Contained in Exhibit 5.1.
*	Filed herewith.
**	Previously filed.